UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 9, 2011 (May 5, 2011)

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events

On May 5, 2011, Quaker Chemical Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies & Company, as representative of the underwriters named in Schedule A of the Underwriting Agreement (collectively, the “Underwriters”), providing for the offer and sale (the “Offering”) in a firm commitment underwritten offering of up to an aggregate of 1,265,000 shares (the “Shares”) of the Company’s common stock (including 165,000 Shares that may be purchased if the Underwriters’ over-allotment option is exercised in full) at a price to the public of $40.50 per share. The Shares are being offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-163294) declared effective by the Securities and Exchange Commission (“Commission”) on January 29, 2010, including the prospectus contained therein, and a related prospectus supplement dated May 5, 2011, filed with Commission pursuant to Securities Act Rule 424(b) on May 5, 2011. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is included as Exhibit 1.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are included as part of this report:

Exhibit No.

1.1	Underwriting Agreement, dated May 5, 2011, by and between the Company and Jefferies & Company Inc., as representative of the underwriters named in Schedule A of the Underwriting Agreement

5.1	Opinion of Duane Morris LLP

23.1	Consent of Duane Morris LLP (contained in Exhibit 5.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION Registrant

Date: May 9, 2011	By:	/S/ MARK A. FEATHERSTONE
Mark A. Featherstone Vice President and Chief Financial Officer